Hudson Global Acquires Karani, LLC

Expands Hudson RPO’s Global Delivery Capability

Strengthens Ability to Fill Technology Roles

Adds Substantial Presence in India and the Philippines

OLD GREENWICH, CT, November 1, 2021 — Hudson Global, Inc. (the “Company” or “Hudson RPO”) (Nasdaq: HSON), a leading global total talent solutions company, announced today the acquisition of Karani, LLC (“Karani”), a Chicago-headquartered recruiting services provider that serves mainly U.S.-based customers from its operations in India and the Philippines. Karani partners with recruitment and staffing firms to assist with recruiting, sourcing, screening, onboarding, and other talent-related services across a variety of industries. Karani has approximately 500 employees in India and 100 in the Philippines supporting its large and growing client base.

“We are very excited to welcome the Karani team to Hudson RPO and believe this accretive combination will generate considerable value for our clients, team, and stockholders,” said Jeff Eberwein, Chief Executive Officer of the Company. “The addition of Karani will enhance Hudson RPO’s global delivery capability and open up opportunities to win new business in India and other new markets. As a combined company, we expect to expand Karani’s offering beyond the U.S., leverage the capability of the Karani team for Hudson RPO projects and clients, penetrate the enterprise RPO markets in India and the Philippines, and strengthen Hudson RPO’s expertise in technology recruitment.”

Mr. Eberwein continued, “All current employees of Karani and its subsidiaries will be joining Hudson RPO, except for owner and CEO Dan Williams. Dan will be retiring from his leadership role at Karani and its subsidiaries but will be an advisor to us for a period of 12 months. We congratulate Dan on his many successes in the human capital management industry over his long, storied career and wish him well in his future retirement. Both Dan and I are very confident in the strong leadership team at Karani and strongly believe this team will thrive as part of Hudson RPO.”

“Everyone at Karani and its subsidiaries should be very proud of this milestone – it is a testament to their hard work and dedication to our clients. Karani is thrilled to join forces with Hudson RPO to accelerate growth, continue to provide excellent service to existing clients, begin to serve Hudson RPO’s clients, and together win enterprise RPO business around the world,” said Dan Williams.

For more information please reference the Company’s Form 8-K filed November 1, 2021 with the SEC.

About Hudson Global

Hudson Global, Inc. is a leading total talent solutions provider operating under the brand name Hudson RPO. We deliver innovative, customized recruitment outsourcing and total talent solutions to organizations worldwide. Through our consultative approach, we design tailored solutions to meet our clients’ strategic growth initiatives. As a trusted advisor, we meet our commitments, deliver quality and value, and strive to exceed expectations.

For more information, please visit us at hudsonrpo.com or contact us at ir@hudsonrpo.com.

Investor Relations:

The Equity Group

Lena Cati

212 836-9611

lcati@equityny.com

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties, and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; the adverse impacts of the recent coronavirus, or COVID-19 outbreak; the Company’s ability to successfully achieve its strategic initiatives; risks related to potential acquisitions or dispositions of businesses by the Company; the Company’s ability to retain and recruit qualified management and/or advisors; the Company’s ability to operate successfully as a company focused on its RPO business; risks related to fluctuations in the Company's operating results from quarter to quarter; the loss of or material reduction in our business with any of the Company’s largest customers; the ability of clients to terminate their relationship with the Company at any time; competition in the Company's markets; the negative cash flows and operating losses that may recur in the future; risks relating to how future credit facilities may affect or restrict our operating flexibility; risks associated with the Company's investment strategy; risks related to international operations, including foreign currency fluctuations, political events, natural disasters or health crises, including the ongoing COVID-19 outbreak; the Company's dependence on key management personnel; the Company's ability to attract and retain highly skilled professionals; the Company's ability to collect accounts receivable; the Company’s ability to maintain costs at an acceptable level; the Company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the Company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the Company’s business reorganization initiatives, and limits on related insurance coverage; the Company’s ability to utilize net operating loss carry-forwards; volatility of the Company's stock price; the impact of government regulations; and restrictions imposed by blocking arrangements. Additional information concerning these, and other factors is contained in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.